UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 3, 2008
Metal Management, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-33044	94-2835068

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

325 N. LaSalle Street, Suite 550, Chicago, Illinois	60610

(Address of Principal Executive Offices)	(Zip Code)
(312) 645-0700
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangements with our Principal Financial Officer and certain Named Executive Officers.
On March 3, 2008, the compensation committee of the board of directors of Metal Management, Inc. (the “Company”) approved the issuance of cash awards to certain of the Company’s named executive officers and other employees in recognition of their efforts with respect to the Company’s merger with Sims Group Limited, a corporation organized under the laws of Victoria, Australia (“Sims”), pursuant to that Agreement and Plan of Merger dated as of September 24, 2007 between Sims, MMI Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Sims, and the Company. As disclosed in the proxy statement/prospectus dated February 12, 2008 relating to the Company’s merger with Sims, Mr. Daniel W. Dienst, the Company’s Chief Executive Officer, was not eligible to receive an award under this program.
Messrs. Robert C. Larry, Alan D. Ratner and Larry S. Snyder were awarded the following cash amounts:

Award Recipient	Title	Cash Award Amount
Robert C. Larry	Executive Vice President, Finance, Chief Financial Officer, Treasurer and Secretary	$675,000
Alan D. Ratner	President, Metal Management Northeast, Inc.	$375,000
Larry S. Snyder	Executive Vice President, Non-Ferrous Sales	$50,000

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metal Management, Inc.
March 7, 2008	By:	/s/ Robert C. Larry
		Name:	Robert C. Larry
		Title:	Executive Vice President and Chief Financial Officer